Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Coach

Analysts & Media:

Andrea Shaw Resnick

Global Head Investor Relations & Corporate Communications

212/629-2618

Christina Colone

Director, Investor Relations

212/946-7252

COACH PRICES $600 MILLION OF SENIOR UNSECURED NOTES

New York, February 23, 2015 – Coach, Inc. (NYSE: COH, SEHK: 6388), a leading New York design house of modern luxury accessories and lifestyle collections, today announced the pricing of senior unsecured notes for an aggregate principal amount of $600 million.

The notes will mature on April 1, 2025 and will bear interest at an annual rate of 4.25%. The offering is expected to close, subject to normal closing conditions, on March 2, 2015. The Company intends to use the proceeds from this offering for general corporate purposes, which may include capital expenditures, working capital, repayment of outstanding revolver borrowings, acquisitions, or investments in, and funding for, our Hudson Yards development.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The offering of securities may be made only by means of a prospectus supplement and accompanying prospectus. Copies of the prospectus and related supplement may be obtained by contacting any of those joint book-running managers whose contact information is listed at the bottom of this announcement.

516 WEST 34TH STREET NEW YORK, NY 10001 TELEPHONE 212 594 1850 FAX 212 594 1682 WWW.COACH.COM

Coach, established in New York City in 1941, is a leading design house of modern luxury accessories and lifestyle collections with a rich heritage of pairing exceptional leathers and materials with innovative design. Coach is sold worldwide through Coach stores, select department stores and specialty stores, and through Coach’s website. Coach’s common stock is traded on the New York Stock Exchange under the symbol COH and Coach’s Hong Kong Depositary Receipts are traded on The Stock Exchange of Hong Kong Limited under the symbol 6388.

Neither the Hong Kong Depositary Receipts nor the Hong Kong Depositary Shares evidenced thereby have been or will be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States or to, or for the account of, a U.S. Person (within the meaning of Regulation S under the Securities Act), absent registration or an applicable exemption from the registration requirements. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act.

This press release contains forward-looking statements based on management's current expectations. These statements can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “ahead,” “estimate,” “on track,” “on course,” “forward to,” “future,” “to lead,” “to provide,” “to delivering,” “believe,” “to reinvigorate,” “to achieve,” “to enable,” “return to,” “to execute,” “are positioned to,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” or comparable terms. Future results may differ materially from management's current expectations, based upon risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs, etc. Please refer to Coach’s latest Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2014 and our other filings with the Securities and Exchange Commission for a complete list of risks and important factors.

BOOK-RUNNING MANAGERS:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk

Tel: 212-834-4533

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

222 Broadway, 11th Floor

New York, New York 10179

Attention: Prospectus Department

Tel: 800-294-1322